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                                                                     Exhibit 4.1

                            PROVINCE OF NEW BRUNSWICK

                                 US$500,000,000

                        5.20% BONDS DUE FEBRUARY 21, 2017

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                             FISCAL AGENCY AGREEMENT

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                          Dated as of February 21, 2007

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                            PROVINCE OF NEW BRUNSWICK

          FISCAL AGENCY AGREEMENT dated as of February 21, 2007, between the Province of New Brunswick (the "Province") and The Bank of New York, a corporation organized and existing under the laws of the State of New York, as fiscal agent, transfer agent, registrar and principal paying agent.

          1. Underwriting Agreement. The Province entered into an underwriting agreement dated as of February 13, 2007 (the "Underwriting Agreement") with the several underwriters listed on Schedule II thereto providing for the issue and sale by the Province of US$500,000,000 aggregate principal amount of 5.20% Bonds due February 21, 2017 (the "Bonds").

          2. Appointment of Registrar; Paying Agents; Additional Transfer Agent.
(a) The Province hereby appoints The Bank of New York, at present having its principal office at 101 Barclay Street, New York, New York 10286, in the Borough of Manhattan, The City and State of New York, as fiscal agent, transfer agent, registrar and principal paying agent of the Province for the Bonds, upon the terms and conditions set forth herein. The Bank of New York accepts such appointments, and along with its successors as such fiscal agent, transfer agent, registrar and principal paying agent is hereinafter referred to as the "Registrar".

          (b) The Province may from time to time appoint one or more additional agents (hereinafter called a "Paying Agent" or the "Paying Agents") for the payment (subject to the applicable laws and regulations) of the principal of and interest and Additional Amounts (as defined in the terms and conditions of the Bonds), if any, on the Bonds at such place or places as the Province may determine pursuant to a written paying agency agreement (a "Paying Agency Agreement"). In addition, the Province, with the acknowledgement of the Registrar, hereby appoints The Bank of New York, One Canada Square, London EI4 5AL, England, as its initial Paying Agent in London, and The Bank of New York accepts such appointment. The Province may at any time terminate the appointment of any Paying Agent provided, however, that for so long as the Bonds are listed on the London Stock Exchange plc and the rules of such stock exchange or the rules of the Financial Services Authority (UK) so require, the Province will maintain a paying agent in the United Kingdom. The Province will keep the Registrar informed as to the name, address, and telephone and facsimile numbers of each Paying Agent appointed by it and will notify the Registrar of the resignation of any Paying Agent. The Registrar shall arrange with each Paying Agent for the payment, as provided herein, of the principal of and interest and Additional Amounts, if any, on the Bonds on terms approved by the Province (further references herein to principal and interest shall be deemed to also refer to any Additional Amounts).

          (c) The Province may from time to time appoint one or more additional agents for the processing of applications for registration of transfer or exchange of fully registered Bonds in definitive form (hereinafter referred to as an "Additional Transfer Agent" or "Additional Transfer Agents" and, together with the Registrar, in its capacity as transfer agent of the Province, the "Transfer Agents" or individually a "Transfer Agent") pursuant to a written transfer agency agreement (a "Transfer Agency Agreement"). The Province may at any time

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terminate the appointment of any Additional Transfer Agent. The Province will keep the Registrar informed as to the name, address and telephone and facsimile numbers of each Additional Transfer Agent appointed by it and will notify the Registrar of the resignation or termination of the appointment of any Additional Transfer Agent.

          3. Form. (a) The Bonds shall initially be issued in the form of one fully registered global certificate without coupons (such registered global certificate and any registered global certificate issued upon any transfer or exchange thereof or in replacement therefor are hereinafter referred to as the "Global Bond"). The Global Bond shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC") and held by The Bank of New York as custodian for DTC ("DTC Custodian"). As long as DTC or its respective nominee is the registered holder of the Global Bond, it will be considered the sole owner and registered holder of the Bonds for all purposes hereunder and under the Global Bond. None of the Province, the Registrar or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made by DTC on account of beneficial interests in the Global Bond. Except as provided in Section 6 hereof, owners of beneficial interests in the Global Bond will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive Bonds in definitive registered form and will not be considered registered holders thereof under this Agreement. The Global Bond will be substantially in the form attached hereto as Exhibit 1.

          (b) All Bonds (including the Global Bond) shall be executed on behalf of the Province by the signature, manual or in facsimile, of the Minister of Finance or the manual signature of any one of (i) the Deputy Minister of Finance, or (ii) the Assistant Deputy Minister (Treasury Division), or Managing Director Debt Management (Treasury Division), all of the Department of Finance, and shall be sealed with the manual or facsimile seal of the Province of New Brunswick. In the event that any official of the Province who shall have signed or whose facsimile signature shall appear upon any of the Bonds shall cease to hold such office before the Bonds so signed shall actually have been authenticated, registered or delivered, such Bonds nevertheless may be authenticated, registered and delivered with the same force and effect as though such person who signed such Bonds had not ceased to be such official of the Province.

          4. Authentication. The Registrar shall, upon receipt of Bonds duly executed and sealed on behalf of the Province together with a written order or orders to authenticate and deliver Bonds in a stated aggregate principal amount,
(i) authenticate and register not more than the said aggregate principal amount of Bonds and deliver them in accordance with the written order or orders of the Province and (ii) thereafter authenticate, register and deliver Bonds in accordance with the provisions of Sections 5, 6 and 8 of this Agreement. Except as described in Section 9(d) hereof, the total amount of the Bonds to be issued and outstanding at any time, whether in the form of a Global Bond or Bonds in definitive registered form, issued in exchange for the Global Bond, shall not exceed US$1,000,000,000 in aggregate principal amount, plus the aggregate principal amount of any additional Bonds issued by the Province pursuant to any supplement hereto in accordance with Section 15 of this Agreement.

          5. Registration, Transfers and Exchanges. (a) The Registrar, as agent of the Province for such purpose, shall at all times keep at its principal office in the Borough of Manhattan, The City and State of New York, a register or registers (hereinafter the "Register" or


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"Registers") for the registration and registration of transfers and exchanges of
Bonds, in which shall be entered the names and addresses of the registered holders of Bonds and the principal amount of and other particulars of the Bonds held by them. Subject to Section 6 hereof, upon surrender for registration of transfer of any Bond at said office, the Registrar shall authenticate, register and deliver, in the name of the transferee or transferees, a new Bond or Bonds for a like aggregate principal amount. Subject to Section 6 hereof, upon surrender of any Bond at said office for exchange, the Registrar shall authenticate, register and deliver, in exchange for such Bond, a new Bond or new Bonds of the appropriate authorized denomination(s) and for a like aggregate principal amount in accordance with the provisions of the Bonds. The Province and the Registrar shall not be required to make any exchange of Bonds if as a result thereof, the Province would incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

          (b) All new Bonds authenticated and delivered by the Registrar upon registration of transfer or in exchange for Bonds of other denominations shall be so dated that neither gain nor loss of interest shall result from such registration of transfer or exchange.

          (c) All Bonds presented or surrendered for registration of transfer, exchange or payment shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar, duly executed by the registered holder or its attorney duly authorized in writing and with the signatures thereon duly guaranteed by a commercial bank or trust company having its principal office in The City of New York or by a member of the New York Stock Exchange.

          (d) The Registrar and each Additional Transfer Agent shall not impose any service charge on the registered holder on any such registration of transfer or exchange of Bonds in the normal course of business; however, the Province may require of the party requesting such transfer or exchange, as a condition precedent to the exercise of any right of transfer or exchange contained in this Agreement or in the Bonds, the payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith.

          (e) The Province, the Registrar and any Paying Agent or Additional Transfer Agent may treat the person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond, and all other purposes whatsoever, whether or not such Bond be overdue, and none of the Province, the Registrar, any Paying Agent or any Additional Transfer Agent shall be affected by any notice to the contrary and any such payment shall be a good and sufficient discharge to the Province, the Registrar and any Paying Agent or Additional Transfer Agent for the amount so paid.

          (f) The Registrar shall not be required to register any transfer or exchange of Bonds (and any Additional Transfer Agent shall not be required to accept presentment of fully registered Bonds in definitive form for registration of transfer or exchange by the Registrar) during the period (i) from the Regular Record Date (as defined in the Bonds) to the Interest Payment Date (as defined in the Bonds) or (ii) from the close of business on the fifteenth day preceding the date of early redemption of the Bonds (the "Redemption Record Date") to the date of early redemption of the Bonds (the "Redemption Date"). For the purposes of any interest payment made in accordance with Section 7(b) or (c) hereof, such payment shall be made to


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those persons in whose names the Bonds are registered on such Regular Record
Date or Redemption Record Date.

          (g) Each Additional Transfer Agent, as agent of the Province for such purpose, shall maintain an office in its jurisdiction at which fully registered Bonds in definitive form may be presented for registration of transfer or exchange by the Registrar in accordance with this Agreement. Each Additional Transfer Agent shall promptly forward to the Registrar all such Bonds received by it, together with the written instrument or instruments of transfer referred to above.

          6. Special Provisions Relating to the Global Bond. (a) Unless any Global Bond is presented by an authorized representative of DTC to the Province, the Registrar or their respective agents for registration of transfer, exchange or payment, and any replacement Global Bond issued is registered in the name of a nominee of DTC as requested by such authorized representative and any payment is made to such nominee of DTC, any transfer, pledge or other use of the Global Bond for value or otherwise shall be wrongful since the registered holder thereof has an interest therein.

          (b) Except as provided in this subparagraph, Bonds will not be issued in definitive registered form. If at any time DTC notifies the Province that it is unwilling or unable to continue as depository for the Global Bond or if at any time DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, or otherwise ceases to be eligible to be a depositary, the Province shall appoint a successor depositary with respect to the Global Bond. If a successor depositary for the Global Bond is not appointed by the Province within a reasonable period after the Province receives such notice or becomes aware of such ineligibility, the Province shall execute and seal Bonds in definitive registered form, and the Registrar, upon receipt thereof, shall authenticate and deliver such Bonds in definitive registered form without coupons, in denominations of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000, in an aggregate principal amount equal to the aggregate principal amount of the Global Bond as of the exchange date.

          The Province may at any time and in its sole discretion determine not to have any of the Bonds held in the form of the Global Bond. In such event the Province shall execute and seal Bonds in definitive registered form, and the Registrar, upon receipt thereof, shall authenticate and deliver such Bonds in definitive registered form without coupons, in denominations of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000, in an aggregate principal amount equal to the aggregate principal amount of the Global Bond as of the exchange date.

          Upon the exchange of the Global Bond for Bonds in definitive registered form, the Registrar shall cancel such Global Bond and shall reduce the holdings of Cede & Co. on the Register to nil. Bonds in definitive registered form issued in exchange for the Global Bond pursuant to this section shall be registered in such names as DTC pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or the Province. The Registrar shall deliver such Bonds in definitive registered form to or as directed by the persons in whose names such definitive registered Bonds are so registered and, to the extent reasonably practicable in the circumstances, shall direct all payments to be made in respect of such Bonds in


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definitive registered form to the registered holders thereof on or after such exchange regardless of whether such exchange occurred after the record date for such payment.

          All Bonds in definitive registered form issued upon the exchange of the Global Bond shall be valid obligations of the Province, evidencing the same debt, entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to a Global Bond) as the Global Bond surrendered upon such exchange.

          7. Payment. (a) The Province will pay to the Registrar, in same day funds, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, to an account to be specified by the Registrar, on the day on which the same shall become due (or the next succeeding Business Day if such due date falls upon a day which is not a Business Day as defined below), all amounts to be paid on the Bonds for principal and interest on that date as required by the terms of the Bonds, and the Province hereby authorizes and directs the Registrar, from the funds so paid to it, to make payment of the principal and interest in respect of the Bonds in accordance with their terms and the provisions set forth below. For the purposes of this Section 7(a), "Business Day" shall mean a day on which banking institutions in The City of New York and the City of Toronto are not authorized or obligated by law or executive order to be closed.

          (b) Payment of principal of and interest on the Global Bond shall be made by the Registrar to Cede & Co., as nominee of DTC, in same day funds in accordance with procedures agreed to between the Registrar and DTC.

          (c) Payment of principal in respect of Bonds in definitive registered form issued pursuant to Section 6(b) hereof shall be made against surrender at the office of the Registrar in the Borough of Manhattan, The City and State of New York or at the office of any Paying Agent appointed by the Province for such purpose pursuant to this Fiscal Agency Agreement and any Paying Agency Agreement. Payment of interest due prior to or on the Maturity Date or on any Redemption Date will be made by forwarding by post or otherwise delivering a cheque to the registered addresses of registered holders of Bonds, or, at the option of the Province, otherwise transferring funds to the registered holders of the Bonds. Such cheque shall be dated the due date for payment and made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint holders (failing instructions from them to the contrary) and shall be sent to the address of that one of such joint holders whose name stands first in the register as one of such joint holders. The Registrar shall mail or otherwise deliver such cheques to the names and addresses of registered holders of Bonds sufficiently in advance of the relevant due date for payment that receipt of such cheques by registered holders on or before the due date is reasonably assured.

          (d) All moneys paid to the Registrar under Section 7(a) of this Agreement shall be held by it in a separate account from the moment when such money is received until the time of actual payment, in trust for the registered holders of Bonds to be applied by the Registrar to payments due on the Bonds at the time and in the manner provided for in this Agreement and the Bonds, provided that if the Registrar shall fail to duly make any such payment due on the Bonds and, as a result of such failure, the Province otherwise duly makes such payments to the registered holders of Bonds, the Registrar shall thereupon hold such moneys paid to it under


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Section 7(a) in trust for the Province. Any money deposited with the Registrar for the payment of the principal or interest in respect of any Bond remaining unclaimed for six years after such principal or interest shall have become due and payable shall be repaid to the Province without interest, and the registered holder of a Bond may thereafter look only to the Province for any payment to which such holder may be entitled.

          8. Mutilated, Destroyed, Stolen or Lost Bond Certificates. (a) If any Bond certificate is mutilated, defaced, destroyed, stolen or lost, application for replacement shall be made to the Registrar who shall promptly transmit such application to the Province. Such application shall be accompanied by the mutilated or defaced certificate or proof, satisfactory to the Province in its discretion, of the destruction, theft or loss of the certificate, and upon receipt by the Province of an indemnity satisfactory to it, the Province shall execute a new certificate of like tenor, and upon written instructions from the Province, the Registrar shall thereupon cancel the mutilated or defaced certificate and adjust the Register to reflect the cancellation, destruction, theft or loss of a certificate, as the case may be, and authenticate, register and deliver such new certificate in exchange for the mutilated or defaced certificate or in substitution for the destroyed, stolen or lost certificate. Such replacement certificate shall be so dated that neither gain nor loss in interest will result from such exchange or substitution. All expenses associated with procuring any indemnity and with the preparation, authentication and delivery of a replacement certificate will be borne by the registered holder of the mutilated, defaced, destroyed, stolen or lost Bond certificate.

          (b) Whenever any Bond alleged to have been lost, stolen or destroyed for which a replacement Bond has been issued is presented to the Registrar, any Paying Agent or any Additional Transfer Agent for payment on the Maturity Date, the Redemption Date or for registration of transfer or exchange, the Registrar, the Paying Agent or the Additional Transfer Agent, as the case may be, shall immediately notify the Province in respect thereof and shall deal with such Bond only in accordance with the Province's instructions.

          9. Maturity, Redemption and Purchases. (a) Unless previously redeemed for tax reasons as provided in the terms and conditions of the Bonds, or repurchased by the Province, as provided below, the principal amount of the Bonds is due and payable on February 21, 2017 (the "Maturity Date").

          (b) In accordance with the terms and conditions of the Bonds, upon receipt of a notice to redeem and a certificate of the Province, as set forth in the Bonds, not less than 30 days and no more than 60 days prior to the Redemption Date, the Registrar shall cause to be published, in accordance with
Section 19(b) hereof, on behalf of the Province a notice of redemption stating:
(i) the Redemption Date; (ii) the redemption price; and (iii) if applicable, the place or places of surrender of the Bonds to be redeemed.

          (c) The Province may, if not in default under the Bonds, at any time, purchase Bonds in the open market, or by tender or by private contract at any price, in accordance with applicable law and may cause the Registrar to cancel any Bonds so purchased.

          (d) If the Province elects to cancel any Bonds purchased by it when Bonds have been issued in the form of a Global Bond, it may require the Registrar to register such


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cancellation and to reduce the outstanding aggregate principal amount of the
Global Bonds in accordance with the regular procedures of DTC in effect at such time.

          10. Cancellation and Destruction. All Bonds which are paid on the Maturity Date or the Redemption Date, or surrendered for registration of transfer or exchange for other certificates or for replacement, shall be cancelled by the Registrar who shall register such cancellation. The Registrar shall, as soon as practicable after the date of cancellation of Bonds under this section or Section 8(a) or the date that the register is adjusted to reflect the destruction, theft or loss of a certificate pursuant to Section 8(a) hereof, furnish the Province with a certificate or certificates stating the serial numbers and total number of Bonds that have been cancelled. The Registrar shall destroy all cancelled Bonds in accordance with the instructions of the Province and shall furnish to the Province, on a timely basis, certificates of destruction stating the serial numbers, dollar value and total number of all Bonds destroyed hereunder.

          11. (a) Limit on Liability. In acting under this Agreement, the Registrar, any Paying Agent and any Additional Transfer Agent are acting solely as agents of the Province and do not assume any obligation or relationship of agency or trust for or with any of the registered holders of the Bonds, except that all funds held by the Registrar, any Paying Agent or Additional Transfer Agent for payment of principal or interest shall be held in trust for the registered holders of Bonds as provided in this Agreement.

          (b) Rights and Liabilities of Registrar. The Registrar shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Bond, certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communications reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Province made or given by it and sent, delivered or directed to the Registrar under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any authorized officer of the Province or its attorney duly authorized in writing.

          (c) Right of Agent to Own Bonds. The Registrar, each Paying Agent, and each Additional Transfer Agent, and their officers, directors and employees, may become the holder of, or acquire any interest in, any Bonds, with the same rights that it or they would have if it were not the Registrar or a Paying Agent or an Additional Transfer Agent hereunder, or they were not such officers, directors or employees, and may engage or be interested in any financial or other transaction with the Province and may act on, or as depositary, trustee or agent for, any committee or body of registered holders of Bonds or other obligations of the Province as freely as if it were not the Registrar or a Paying Agent or an Additional Transfer Agent hereunder or they were not such officers, directors or employees.

          12. Expenses and Indemnity. (a) In connection with the Registrar's appointment and duties as Registrar, the Province will pay the Registrar compensation and reasonable expenses in an amount separately agreed upon in writing by the Province and the Registrar. The Province will indemnify and hold harmless the Registrar (which shall include for purposes of this subsection 12, its directors, officers, employees, agents and counsel), each Paying Agent and each Additional Transfer Agent against all claims, actions, demands, damages,


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costs (including the fees and reasonable expenses of one outside counsel), losses or liability which may be incurred by the Registrar, any Paying Agent or any Additional Transfer Agent by reason of, or in connection with, the Registrar's, any Paying Agent's or any Additional Transfer Agent's appointment and duties as such, except as such result from any negligent act or omission, bad faith or wilful misconduct of the Registrar, any Paying Agent or any Additional Transfer Agent or their respective directors, officers, employees or agents. In addition, the Province will (i) indemnify and hold harmless the DTC Custodian on the same basis as aforesaid in respect of its duties as custodian for DTC but only to the extent the DTC Custodian is not otherwise entitled to be indemnified or held harmless by DTC, and (ii) shall, pursuant to arrangements separately agreed upon by the Province and the Registrar, transfer to the Registrar, upon presentation of substantiating documentation satisfactory to the Province, amounts sufficient to reimburse the Registrar for certain out-of-pocket expenses reasonably incurred by it and by any Paying Agent in connection with their services. The obligation of the Province under this paragraph shall survive payment of the Bonds and resignation or removal of the Registrar.

          (b) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought under this Agreement but failure to so notify any indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity. An indemnifying party may participate at its own expense in the defence of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defence of such action with legal advisors chosen by it and approved by the indemnified party defendant in such action, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defences available to it which are different from or in addition to those available to such indemnifying party, but an indemnifying party may not settle any action commenced against an indemnified party without the written consent of the indemnified party. In order to be entitled to an indemnity with respect to a claim hereunder, an indemnified party will not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to such pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such claim or action). If an indemnifying party assumes the defence of any such action, the indemnifying party shall not be liable for any fees or expenses of the legal advisors of the indemnified party incurred thereafter in connection with such action. In no event shall the indemnifying party be liable for the fees and expenses of more than one legal advisor for the indemnified party in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.

          13. (a) Successor Registrar. The Province agrees that there shall at all times be a Registrar hereunder and that the registrar shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having a place of business in the Borough of Manhattan, The City and State of New York, and authorized under such laws to exercise corporate trust powers, provided, the Province may choose to act at any time as its own fiscal agent, transfer agent, registrar and principal paying agent.


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          The Registrar shall not transfer or assign this Agreement or any interest or obligation herein without the Province's prior written consent. Any corporation into which the Registrar hereunder may be merged or converted, or any corporation with which the Registrar may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Registrar shall sell or otherwise transfer all or substantially all of the corporate trust business of the Registrar, provided that it shall be qualified as aforesaid, shall be the successor Registrar under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, but subject to prior notice to and the prior written approval of the Province.

          (b) Resignation. The Registrar may at any time resign by giving written notice to the Province of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 60 days after the date on which such notice is given unless the Province shall agree to a shorter period); provided that no such notice shall expire less than 30 days before or 30 days after the due date for any payment of principal or interest in respect of the Bonds. The Province may remove the Registrar at any time by giving written notice to the Registrar specifying the date on which such removal shall become effective. Such resignation or removal shall only take effect upon the appointment by the Province of a successor Registrar and upon the acceptance of such appointment by such successor Registrar. Any Paying Agent or Additional Transfer Agent may resign or may be removed at any time upon like notice, and the Province in any such case may appoint in substitution therefor a new Paying Agent or Paying Agents or Additional Transfer Agent or Additional Transfer Agents.

          (c) Bankruptcy or Insolvency of Registrar. The appointment of the Registrar hereunder shall forthwith terminate, whether or not notice of such termination shall have been given, if at any time the Registrar becomes incapable of performing its duties hereunder, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator or receiver of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Registrar, or if a liquidator or receiver of the Registrar of all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of the Registrar or its property or affairs for the purposes of rehabilitation, conservation or liquidation.

          (d) Appointment of Successor. Prior to the effective date of any such resignation or removal of the Registrar, or if the Registrar shall become unable to act as such or shall cease to be qualified as aforesaid, the Province shall appoint a successor Registrar, qualified as aforesaid. Upon the appointment of a successor Registrar and its acceptance of such appointment, the retiring Registrar shall, at the direction of the Province and upon payment of its compensation and expenses then unpaid, deliver and pay over to its successor any and all securities, money and any other properties then in its possession as Registrar and shall thereupon cease to act hereunder. If the Province fails to appoint a successor within 60 days of receiving a notice of resignation (subject to the provisions of subsection (b) above), the resigning party may petition a court of competent jurisdiction to appoint a successor.


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          (e) Payment of Certain Registrar's Fees Upon Termination. If the
Registrar resigns pursuant to Section 13(b) of this Agreement or ceases to act as the Province's fiscal agent in respect of the Bonds pursuant to Section 13(c) of this Agreement, the Registrar shall only be entitled to annual fees otherwise payable to it under this Agreement on a pro rata basis for that period since the most recent anniversary of this Agreement during which the Registrar has acted as fiscal agent hereunder. In the event that the Registrar ceases to act as the Province's fiscal agent in respect of the Bonds for any other reason, the Registrar shall be entitled to receive the full amount of the annual fees payable to it in respect of the Bonds pursuant to Section 12 of this Agreement.

          14. Meetings of Holders of Bonds. (a) The Registrar shall convene a meeting of the registered holders of the Bonds for any lawful purpose affecting their interests upon receipt of a written request of the Province or a written request signed in one or more counterparts by the registered holders of not less than 10% of the principal amount of the Bonds then outstanding and upon being indemnified as to its reasonable satisfaction by the Province or the registered holders of Bonds signing such request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting. If the Registrar fails to give notice convening such meeting within 30 days after receipt of such request and indemnity, the Province or such registered holders of Bonds, as the case may be, may convene such meeting. Every such meeting shall be held in Frederiction, New Brunswick, Canada or such other place as may be approved or determined by the Province.

          (b) At least 21 days' notice of any meeting shall be given to the registered holders of the Bonds in the manner provided pursuant to the terms and conditions of the Bonds and a copy thereof shall be sent by prepaid courier to the Registrar unless the meeting has been called by the Registrar, and to the Province, unless the meeting has been called by the Province. Such notice shall state the time, place and purpose of the meeting and the general nature of the business to be transacted at the meeting, and shall include a statement to the effect that, prior to 48 hours before the time fixed for the meeting, (i) in the case of Bonds issued in the form of a Global Bond, those persons recorded in the Register, or (ii) in the limited circumstances in which Bonds in definitive registered form have been issued, those registered holders of Bonds who deposit their Bonds with the Registrar or any other person authorized for such purpose by the Registrar or the Province, shall be entitled to obtain voting certificates for appointing proxies (subject to such procedures and requirements as the Province and the Registrar may prescribe), but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at such meeting or any other provisions.

          (c) A registered holder of Bonds may appoint any person by instrument in writing as the holder's proxy in respect of a meeting of the registered holders of Bonds or any adjournment of such meeting, and such proxy shall have all rights of the registered holder of Bonds in respect of such meeting. All written notices to DTC of meetings shall contain a requirement that the registered holders of Bonds must notify clearing system participants and, if known, beneficial owners of Bonds of the meeting in accordance with procedures established from time to time by such clearing systems. The registered holders of Bonds shall seek voting instructions on the matters to be raised at such meeting from the clearing system participants or, if known, from the beneficial owners of Bonds.

          (d) A person, who need not be a registered holder of Bonds, will be nominated in writing by the Registrar as chairperson of the meeting and if no person is so nominated or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the registered holders of the Bonds present in person or by proxy shall choose some person present to be chairperson, and failing such choice, the Province may appoint a chairperson.

          (e) At a meeting of registered holders of Bonds, a quorum shall consist of one or more registered holders of Bonds present in person or by proxy who represent at least a majority in principal amount of the Bonds at the time outstanding. If a quorum of the registered holders of Bonds shall not be present within one-half hour after the time fixed for holding any meeting, the meeting, if convened by or at the request of registered holders of Bonds, shall be dissolved, but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a business day in the place where the meeting is to take place in which case it shall stand adjourned until the next such business day following thereafter) at the same time and place unless the chairperson appoints some other place in Fredericton, New Brunswick, or some other day or time of which not less than seven (7) days' notice shall be given in the manner provided above. At the adjourned meeting one or more registered holders of Bonds present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least a majority in principal amount of the Bonds then outstanding.

          (f) The chairperson of any meeting at which a quorum of the registered holders of Bonds is present may, with the consent of the registered holder(s) of a majority of principal amount of the Bonds represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

          (g) Every motion or question submitted to a meeting shall be decided by Extraordinary Resolution (as defined below) and in the first place by the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive of the fact. On any question submitted to a meeting when ordered by the chairperson or demanded by a show of hands by one or more registered holders of Bonds acting in person or by proxy and holding at least 2% in principal amount of the Bonds then outstanding, a poll shall be taken in such manner as the chairperson shall direct.

          (h) On a poll, each registered holder of Bonds present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each US$5,000 principal amount of Bonds of which the person shall then be the registered holder (calculated on a pro rata basis for registered holders who hold Bonds in integral multiples of US$1,000 in excess of US$5,000). A proxy need not be a registered holder of Bonds. In the case of Bonds held jointly, any one of the joint registered holders present in person or by proxy may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, only one of them may vote in respect of each US$5,000 principal amount of Bonds (or such greater amount of Bonds that is not an integral multiple of US$5,000) of which they are joint registered holders.

          (i) The Province and the Registrar, by their authorized representatives, officers and directors, and the financial and legal advisors of the Province and the Registrar may attend any meeting of the registered holders of Bonds, but shall have no vote as such.

          (j) Except as set forth in Section 18 hereof, the registered holders of the Bonds may consent by Extraordinary Resolution (as defined below) to any modification or amendment proposed by the Province to this Agreement and the Bonds. An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders of Bonds, whether present or not; however, no such modification or amendment to this Agreement or the Bonds shall, without the consent of the registered holder of each such Bond affected thereby; (a) change the Maturity Date of any Bond or change any Interest Payment Date; (b) reduce the principal amount thereof or the rate of interest payable thereon; (c) change the coin or currency of payment of any Bond; (d) impair the right to institute suit for the enforcement of any such payment on or with respect to such Bond; or
(e) reduce the percentage of principal amount of Bonds necessary for the taking of any action, including modification or amendment of this Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

          The term "Extraordinary Resolution" is defined as a resolution passed at a meeting of registered holders of Bonds held in accordance with the provisions of this Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66 2/3% of the principal amount of the Bonds represented at the meeting in person or by proxy and who voted on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66 2/3% in principal amount of the outstanding Bonds.

          (k) Minutes of all resolutions and proceedings at every meeting of registered holders of Bonds held in accordance with the provisions of this Agreement shall be made and entered in books to be from time to time provided for that purpose by the Registrar at the expense of the Province and any such minutes, if signed by the chairperson of the meeting at which such resolutions were passed or proceedings taken, or by the chairperson of the next succeeding meeting of the registered holders of Bonds, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

          (l) Every Extraordinary Resolution passed in accordance with the provisions of this Agreement at a meeting of registered holders of Bonds shall be binding upon all the registered holders of Bonds, whether present at or absent from such meeting, and every instrument in writing signed by registered holders of Bonds in accordance with paragraph (j) of this Section 14 shall be binding upon all the registered holders of Bonds (whether or not a signatory). Subject to the provisions for its indemnity herein contained, the Registrar shall be bound to give effect accordingly to every such Extraordinary Resolution.

          (m) The Registrar, or the Province with the approval of the Registrar, may from time to time make, and from time to time vary, such regulations as it shall from time to time deem fit:

          (i) for the deposit of instruments appointing proxies at such place as the Registrar, the Province or the registered holders of Bonds convening a meeting, as the case may be, may in the notice convening such meeting direct; and

          (ii) for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or sent by any other means of recorded communication before the meeting to the Province or to the Registrar at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

          Any regulation so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be entitled to vote at a meeting of registered holders of Bonds shall be the registered holders thereof or their duly appointed proxies.

          15. Further Issues. The Province may from time to time, without notice to or the consent of the registered holders of the Bonds, create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any further bonds shall be issued with the benefit of an agreement supplemental to this Agreement.

          16. Reports. The Registrar shall furnish to the Province such reports as may be required by the Province relative to the Registrar's performance under this Agreement. The Province may, whenever it deems it necessary, inspect books and records maintained by the Registrar pursuant to this Agreement, if any.

          17. Forwarding of Notice. If the Registrar shall receive any notice or demand addressed to the Province pursuant to the provisions of the Bonds, the Registrar shall promptly forward such notice or demand to the Province.

          18. Amendments. This Agreement and the Bonds may be amended or supplemented by the parties hereto, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or in the Bonds, or effecting the issue of further bonds as described under Section 15 of this Agreement, or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the parties hereto, shall not adversely affect the interests of the beneficial owners of the Bonds.

          19. Notices. (a) Any communications from the Province to the Registrar with respect to this Agreement shall be in writing and addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Division / Global

Finance Americas, Fax No. (212) 815-5802/5803 and any communications from the Registrar to the Province with respect to this Agreement shall be addressed to the Department of Finance, Treasury Division, 670 King Street, Room 376, Fredericton, New Brunswick, E3B 5H1, Attention: Managing Director Debt Management, Fax No. 506-453-2053 (or such other address as shall be specified in writing by the Registrar or by the Province, as the case may be) and shall be delivered in person or sent by first class prepaid courier or by facsimile transmission subject, in the case of facsimile transmission, to confirmation by telephone to the foregoing addresses. Such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by first class prepaid courier seven (7) business days after dispatch and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.

          (b) All notices to the registered holders of Bonds will be published in English in the Financial Times in London, England, The Wall Street Journal in New York, U.S.A., and The Globe and Mail in Toronto, Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province, with the approval of the Registrar, shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the Bonds are represented by the Global Bond. All such notices will be at the sole expense of the Province, provided that the Province has consented in writing to the giving of any such notice.

          20. Governing Law and Counterparts. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of New Brunswick and the laws of Canada applicable in New Brunswick. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          21. Headings. The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.

          22. Enurement. Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

                                        PROVINCE OF NEW BRUNSWICK


                                        By: /s/ Leonard Lee-White
                                            ------------------------------------
                                        Name: Leonard Lee-White
                                        Title: Managing Director, Debt
                                               Management
                                               Treasury Division Department
                                               of Finance


                                        THE BANK OF NEW YORK
                                        as Registrar


                                        By: /s/ Lesley Daley
                                            ------------------------------------
                                        Name: Lesley Daley
                                        Title: Assistant Vice President

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New
York) (the "Depository"), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED
NO. 1                                                           CUSIP: 642866FY8
SERIES: GR                                                    ISIN: US642866FY80

                            PROVINCE OF NEW BRUNSWICK
                        5.20% BOND DUE FEBRUARY 21, 2017

          The Province of New Brunswick (the "Province"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (US$500,000,000) (the "Principal Amount") in lawful money of the United States of America on February 21, 2017 (the "Maturity Date") (or on such earlier date as the Principal Amount may become payable hereunder), upon presentation and surrender of this Bond and to pay interest thereon at the rate of 5.20% per annum from February 21, 2007, together with Additional Amounts (as defined below), if any. Interest for the period from, and including, February 21, 2007 to, but excluding, August 21, 2007 will be payable on August 21, 2007 (the "Initial Interest Payment Date"). Thereafter, interest on this Bond will be payable in two equal semi-annual installments in arrears on the 21st day of February and the 21st day of August in each year (each such date, and the Initial Interest Payment Date, an "Interest Payment Date"), until and including the Maturity Date or earlier Redemption Date, in each case in accordance with the terms of this Global Bond.

          This is a fully registered Global Bond (the "Global Bond") in respect of a duly authorized issue of debt securities of the Province designated as its 5.20% Bonds due February 21, 2017 (the "Bonds"). This Global Bond is limited in aggregate principal amount to US$500,000,000. This Global Bond and all the rights of the registered holder hereof are expressly subject to a fiscal agency agreement dated as of February 21, 2007 (the "Fiscal Agency Agreement") between the Province and The Bank of New York, as fiscal agent, transfer agent, registrar and principal paying agent (the "Registrar", which term includes any successor as fiscal agent, transfer agent, registrar and principal paying agent) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Registrar and holders of the Bonds and the terms upon which the Bonds are, and are to be, authenticated and delivered. This Global Bond and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holder by acceptance hereof assents to and is deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement. Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

          This Global Bond is issued under the authority of Orders of the Lieutenant- Governor in Council of New Brunswick, the Provincial Loans Act (New Brunswick), as amended, the Loan Act 2005 (New Brunswick) and the Loan Act 2006 (New Brunswick). This Global Bond shall for all purposes be governed by, and construed in accordance with, the laws of the Province of New Brunswick and the laws of Canada applicable in New Brunswick.

          Payment of the principal of and interest on this Global Bond is a charge on and payable out of the Consolidated Fund of New Brunswick. This Global Bond is a direct unsecured obligation of the Province and as among the other Bonds, ranks pari passu and is payable without any preference or priority. This Global Bond ranks equally with all of the Province's other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

          Interest on this Global Bond will accrue from the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from February 21, 2007, until the principal hereof has been paid or duly made available for payment. Any overdue principal or interest on this Global Bond shall bear interest at the rate of 5.20% per annum (before as well as after judgment) until paid, or if earlier, when the full amount of the moneys payable has been received by the Registrar and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on February 1 or August 1 (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest Payment Date (each such day a "Regular Record Date"). Any such interest not so punctually paid or duly provided for will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Registrar, notice whereof shall be given to the registered holder hereof not less than ten (10) days prior to such special record date, or be paid at any time in any other lawful manner. Interest payments on this Global Bond will include interest accrued to but excluding the Interest Payment Dates. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          For the purposes only of disclosure required by the Interest Act (Canada) and without affecting the interest payable to the registered holder of this Global Bond, the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year is the rate of interest for such period multiplied by a fraction, the numerator of which is the actual number of days in the calendar year in respect of which such calculation is made and the denominator of which is the actual number of days used in the calculation.

          In the event that the Maturity Date, any Interest Payment Date or any Redemption Date (as defined in the Fiscal Agency Agreement) with respect to this Global Bond shall be a day that is not a Business Day, the registered holder hereof shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the delay in such payment, unless such next following Business Day falls in the next succeeding calendar month, in which case the related payment will be made on the immediately preceding Business Day as if made on the date such payment was due. For purposes hereof, "Business Day" means a day on which banking institutions in The City of New York and the City of Toronto are not authorized or obligated by law or executive order to close.

          If Bonds in definitive registered form are issued in exchange for this Global Bond, payment of the principal of such Bonds will be made upon presentation and surrender of such Bonds at the office of the Registrar maintained for that purpose in the Borough of Manhattan, The City and State of New York, or at the office of any Paying Agent appointed by the Province for such purpose pursuant to the Fiscal Agency Agreement. Payment of interest due prior to or on the Maturity Date will be made by forwarding by post or otherwise delivering a cheque, to the registered addresses of registered holders of Bonds, or, at the option of the Province, otherwise transferring funds to the registered holders of the Bonds. If the Maturity Date, the Redemption Date or any Interest Payment Date is a Business Day but is a day on which any Paying Agent is closed at the applicable place of payment, the registered holder will not be entitled to payment at such location until the next succeeding day on which banking institutions in such place of payment are not authorized or obligated by law or executive order to be closed and no further interest shall accrue in respect of the delay in such payment.

          Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as, at the time of payment, is legal tender for payment of public and private debts.

          This Global Bond is not subject to any sinking fund and is not redeemable at the option of the Province, unless certain events occur involving Canadian taxation as set forth below, and is not repayable at the option of the holder prior to the Maturity Date.

          All payments of, or in respect of, principal of and interest on this Global Bond will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, the Province (subject to its right of redemption described herein below) will pay to the registered holder of this Global Bond such additional amounts (the "Additional Amounts") as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond:

     (a) a beneficial owner of which is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of such owner being connected with Canada otherwise than merely by the ownership as a non-resident of Canada of such Bond, but only to the extent of such owner's interest(s) therein; or

     (b) presented for payment more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the "Relevant Date" in relation to any Bond means whichever is the later of:

          (i) the date on which the payment in respect of such Bond becomes due and payable; or

          (ii) if the full amount of the moneys payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such moneys have been so received.

          Unless previously redeemed for tax reasons, as provided below, or repurchased by the Province, the Principal Amount of this Global Bond is due and payable on February 21, 2017.

          The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days' and no more than 60 days' notice to registered holders of Bonds in accordance with Section 19 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after February 13, 2007, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Registrar a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

          The Registrar has been appointed registrar for the Bonds, and the Registrar will maintain at its office in the Borough of Manhattan, The City and State of New York, a register (herein, the "Register") for the registration of Bonds and the registration of transfers and exchanges of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Bond may be transferred at the office of the Registrar by surrendering this Global Bond for cancellation, and thereupon the Registrar shall issue and register in the name of the transferee, in exchange herefor, a new Global Bond (or other global security in the case of a transfer to a successor depository) having identical terms and conditions and having a like aggregate principal amount in authorized denominations.

          Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the office of the Registrar for Bonds in definitive registered form without coupons in authorized denominations of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000 in an equal aggregate principal amount and having identical terms and conditions as this Global Bond, except to the extent that such terms and conditions specifically relate to this Global Bond as a global security. On or after such exchange, the Registrar, to the extent reasonably practicable in the circumstances, shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the record date for such payment. If this Global Bond is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder's attorney duly authorized in writing. No service charge will be imposed for any such transfers and exchanges in the normal course of business, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

          The Registrar shall not be required to register any transfer or exchange of this Global Bond during the period from any Regular Record Date to the corresponding Interest Payment Date or during the period from the Redemption Record Date (as defined in the Fiscal Agency Agreement) to the Redemption Date. Neither the Province nor the Registrar shall be required to make any exchange of Bonds, if as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of this Global Bond or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on this Global Bond at the time, place and rate, and in the coin or currency, herein prescribed.

          The Province, the Registrar and any Paying Agent may treat the holder in whose name this Global Bond is registered as the absolute owner hereof for all purposes, whether or not this Global Bond is overdue, and none of the Province, the Registrar or any Paying Agent shall be affected by notice to the contrary. All payments to or on the order of the registered holder of this Global Bond are valid and effectual to discharge the liability of the Province and the Registrar and any Paying Agent hereon to the extent of the sum or sums paid.

          The Province's obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within six years after the date on which such interest becomes due and payable. The Province's obligation to pay the principal amount of the Bonds will cease if the Bonds are not presented for payment within six years after the date on which such principal becomes due and payable.

          The Province and the Registrar may, at any time or from time to time, without notice to or the consent of the registered holder of any Bond, enter into one or more agreements supplemental to the Fiscal Agency Agreement to create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds.

          The Fiscal Agency Agreement and the Bonds may be amended by the Province on the one hand, and the Registrar, on the other hand, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein, or effecting the issue of further bonds as described above or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the beneficial owners of Bonds.

          The Fiscal Agency Agreement contains provisions for convening meetings of registered holders of Bonds to consent by Extraordinary Resolution (as defined below) to any modification or amendment proposed by the Province to the Fiscal Agency Agreement (except as provided in the two immediately preceding paragraphs) and the Bonds (including the terms and conditions contained herein).

          An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders of Bonds, whether present or not; however, no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds may, without the consent of the registered holder of each such Bond affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

          The term "Extraordinary Resolution" is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders of Bonds by the affirmative vote of the registered holders of not less than 66 2/3% of the principal amount of Bonds represented at the meeting in person or by proxy and who voted on the resolution or as an instrument in writing signed by the registered holders of not less than 66 2/3% in principal amount of the outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders of Bonds present in person or by proxy who represent at least a majority in principal amount of the Bonds at the time outstanding, or at any adjourned meeting called by the Province or the Registrar, one or more persons being or representing registered holders of Bonds whatever the principal amount of the Bonds so held or represented.

          All notices to the registered holders of Bonds will be published in English in the Financial Times in London, England, The Wall Street Journal in New York, U.S.A., and The Globe and Mail in Toronto, Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province, with the approval of the Registrar, shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

          For so long as the Bonds are listed on the London Stock Exchange and if the rules of such stock exchange on which the Bonds are listed or the rules of the Financial Services Authority (UK) so require, the Province agrees to appoint and maintain a paying agent in London.

          Unless the certificate of authentication hereon has been executed by the Registrar by manual signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Province of New Brunswick, pursuant to due authorization of law, has caused this Global Bond to be duly executed by an authorized representative and the Seal of the Province of New Brunswick to be imprinted hereon.

DATED: February 21, 2007                PROVINCE OF NEW BRUNSWICK


                                        By:
                                            ------------------------------------
                                            Authorized Signing Officer


                                         SEAL OF THE PROVINCE OF
                                         NEW BRUNSWICK

REGISTRAR'S CERTIFICATE
OF AUTHENTICATION

This is one of the Bonds of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK
as Registrar


By:
    ------------------------------------
    Authorized Signatory